UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2021

VIVEVE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11388	04-3153858
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Inverness Drive South, Building B, Suite 250 Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 696-8100

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	VIVE	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported in Item 5.07 below, at the Annual Meeting (as defined below) of Viveve Medical, Inc. (the “Company”), the Company’s stockholders, upon the recommendation of the Company’s Board of Directors (the “Board”), approved an amendment to the Company’s 2017 Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares reserved and available for issuance thereunder from 400 to 500,378, and to increase the number of shares available in an offering period from 2 to 2,000 (subject to adjustment in the event of certain changes to our capital structure and other similar events). In addition, the Board approved an amendment to the Company’s Amended and Restated 2013 Stock Option and Incentive Plan (as amended from time to time, the “2013 Plan”) to increase the number of shares reserved and available for issuance thereunder from 1,758,951 to 3,940,136 (subject to the automatic annual increase and adjustment in the event of certain changes to our capital structure and other similar events).

Summaries of the ESPP and 2013 Plan, each as amended, are set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on March 31, 2021 (the “Proxy Statement”). The summaries and the above descriptions of the ESPP and 2013 Plan, each as amended, do not purport to be complete and are qualified in their entirety by reference to the full text of the ESPP and 2013 Plan, each as amended, which were filed as Appendix B and Appendix C, respectively, to the Proxy Statement and are incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 23, 2021, the Company reconvened its virtual annual meeting of stockholders at www.virtualshareholdermeeting.com/VIVE2021, which was originally held on May 11, 2021 and then adjourned once until June 2, 2021 and again until June 23, 2021 (the “Annual Meeting”).  The number of shares of common stock entitled to vote at the Annual Meeting was 10,341,716. The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 4,355,824. All matters submitted to a vote of the Company’s stockholders at the Annual Meeting were approved and all director nominees were elected. The proposals and the votes cast with respect to them are set forth below:

Proposal 1: Elect two Class I directors to hold office until the 2024 annual meeting or until the election and qualification of their successor.

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Steven Basta	870,161	113,221	3,372,442
Scott Durbin	868,980	114,402	3,372,442

Proposal 2: Ratify the appointment of BPM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,157,801	119,947	78,076	0

Proposal 3: Approve, on an advisory basis, the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
758,667	184,872	39,843	3,372,442

Proposal 4: Approve an amendment to the ESPP.

Votes For	Votes Against	Abstentions	Broker Non-Votes
815,437	128,011	39,934	3,372,442

Proposal 5: Approve an amendment to the 2013 Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
765,052	172,079	46,251	3,372,442

Proposal 6: Approve the potential issuance of greater than 19.99% of the Company’s outstanding common stock to Lincoln Park Capital Fund, LLC (“Lincoln Park”), pursuant to the Company’s Purchase Agreement with Lincoln Park, in compliance with Nasdaq Stock Market Rule 5635(d).

Votes For	Votes Against	Abstentions	Broker Non-Votes
692,245	263,104	28,033	3,372,442

The proposals are described in detail in the Proxy Statement.

No other matters were submitted to or voted on by the Company’s stockholders at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2021	Viveve Medical, Inc.

	By:	/s/ Scott Durbin
Scott Durbin
Chief Executive Officer